UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events.
On May 9, 2007, IDM Pharma, Inc. (the “Company”) issued a press release announcing that the Oncologic Drugs Advisory Committee (ODAC), an advisory panel to the U.S. Food and Drug Administration (FDA), voted 12 to 2 that the results of INT 0133, the Phase 3 trial, do not provide substantial evidence of effectiveness of Junovan (mifamurtide) in the treatment of patients with non-metastic, resectable osteosarcoma receiving combination chemotherapy. The FDA will consider ODAC’s recommendation when reviewing the new drug application for Junovan. At 5:00 p.m. Eastern Daylight Time on May 9, 2007, the Company held a conference call to discuss the outcome of the ODAC meeting. A replay of the call will be available on the Company’s website at www.idm-biotech.com for 30 days.
A copy of the press release announcing the vote by ODAC with respect to its recommendation to the FDA is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. A copy of the script from the conference call held by the Company at 5:00 p.m. Eastern Daylight Time on May 9, 2007 is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.
99.2	Conference call script.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: May 9, 2007	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.
99.2	Conference call script.